EXHIBIT 23.1

                                               CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CyberMedia, Inc.


        We consent to the incorporation by reference in the registration statement on Form S-8 of CyberMedia, Inc. of our report dated February 27, 1997 relating to the balance sheets of CyberMedia, Inc. as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in Form 10-K of CyberMedia, Inc. for the year ended December 31, 1996.


                                   Sincerely,

                                                          KPMG Peat Marwick LLP

                                                      /s/ KPMG Peat Marwick LLP
Long Beach, California
January 23, 1998